EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Consolidated Delivery & Logistics, Inc.:


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-3321, 333-3323 and 333-47357).

ARTHUR ANDERSEN LLP


Roseland, New Jersey
March ??, 2000